Exhibit (14)(e)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Matthews International Funds of our report dated February 27, 2025, relating to the financial statements and financial highlights which appears in Matthews China Dividend Fund and Matthews Asia Dividend Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2024. We also consent to the reference to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

San Francisco, CA

December 4, 2025

PricewaterhouseCoopers LLP, 405 Howard Street, Suite 600,

San Francisco, CA 94105

+1 (415) 498 5000

www.pwc.com